UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – December 20, 2017

Commission File Number 0-23320

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1245650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5096 Richmond Road, Bedford Heights, Ohio	44146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 292-3800

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]     Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 20, 2017, Olympic Steel, Inc. (the “Company”) and Mr. Michael D. Siegal entered into an employment agreement (the “Employment Agreement”) that, effective January 1, 2018, superseded and replaced the original employment agreement between the Company and Mr. Siegal, entered into as of December 1, 2012. Under the Employment Agreement, Mr. Siegal will continue to serve as Chief Executive Officer of the Company for a term ending December 31, 2018. The Employment Agreement may be renewed for up to three successive one year periods, if mutually agreed by the Company and Mr. Siegal. Under the Employment Agreement, Mr. Siegal will receive a base salary of $785,000 per year, beginning on January 1, 2018, subject to possible increases as determined by the Company’s Board of Directors (the “Board”) or an authorized committee of the Board. During the period of employment, Mr. Siegal will be eligible to participate in certain welfare, perquisite and retirement plans and programs of the Company. In addition, Mr. Siegal will be eligible for an annual performance bonus under the Company’s Senior Management Cash Incentive Plan in place as of 2016, as amended, or such other bonus plan that may replace such plan, with the actual payout determined based on the Company’s performance against specific target levels as determined by the Board or an authorized committee of the Board. Mr. Siegal will be eligible to participate in any long-term incentive plan, which may be created or amended by the Board from time to time. If the Company terminates Mr. Siegal’s employment other than due to “good cause” or “disability” (as each term is defined in the Employment Agreement) during the term of the Employment Agreement and the termination does not otherwise entitle Mr. Siegal to payments under his Management Retention Agreement with the Company, subject to execution by Mr. Siegal of a customary release of claims against the Company, Mr. Siegal will generally continue to receive his compensation (base salary and, at the discretion of the Compensation Committee of the Board, a pro-rata portion of the performance bonus that would have been earned for the year of termination) and continued benefits under the Employment Agreement during the balance of the calendar year in which Mr. Siegal was terminated. If Mr. Siegal’s employment terminates during the term of the Employment Agreement due to death or disability, and he or his beneficiaries are not entitled to any payments under his Management Retention Agreement with the Company, Mr. Siegal or his beneficiaries will continue to receive his base salary for the balance of that calendar year and his spouse and minor children will be entitled to continued health insurance during the balance of that calendar year. The Employment Agreement includes non-competition and non-solicitation covenants that will be in effect while Mr. Siegal is employed by the Company and for the two-year period following the termination of his employment. Compensation under the Employment Agreement is subject to potential clawback in certain circumstances as further described in the Employment Agreement.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.35 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	Exhibit Number	Description of Exhibit

	10.35	Employment Agreement, effective as of December 20, 2017, by and between the Company and Michael D. Siegal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

Date: December 20, 2017	By:	/s/ Richard T. Marabito
Richard T. Marabito Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.35	Employment Agreement, effective as of December 20, 2017, by and between the Company and Michael D. Siegal.

5